EXHIBIT 99.1

                                  CERTIFICATION

I, Charlie Lan, Chairman, President and Principal Executive Officer and Principal Financial Officer of Amanasu Technologies Corporation certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Amanasu Technologies Corporation;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.


                                     AMANASU  TECHNOLOGIES  CORPORATION

                                     By:  /s/  Charlie  Lan
                                     Charlie  Lan,  Chairman,  President,
                                     Chief  Financial  Officer  and  Director


Date:  May  12,  2003